UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2015

BESPOKE TRICYCLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55008	47-4180540
(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239

Miami, Florida 33140

(Address of Principal Executive Offices, Zip Code)

(305)-370-0482

(Registrant's Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Distribution Agreement

On August 11, 2015, BD Source and Distribution Corp., a Florida corporation (“BD Source”) and wholly-owned subsidiary of Bespoke Tricycles, Inc. (the “Company”), entered into a one-year distribution agreement (the “Distribution Agreement”) with Amnio Technology, LLC, a Delaware limited liability company (“Amnio”) under which BD Source will act as Amnio’s exclusive distributor and will use its best efforts to promote, market, distribute and sell allografts (the “Products”) in the territory which is worldwide (the “Territory”). Such exclusivity does not prohibit companies from selling Products under their private labels within the Territory or the Company from selling amnion-derived products under “PalinGen” outside of the Territory. The Distribution Agreement will automatically renew for successive one-year terms unless either party provides written notice to the other of its desire not to renew at least 90 days prior to the expiration of the then current term.

In order to remain Amnio’s exclusive distributor, BD Source must purchase at least 200 units of Products from Amnio each month. BD Source is required to purchase the Products exclusively from Amnio. Amnio agreed to use commercially reasonable efforts to maintain sufficient inventory of Products and will allocate available inventory to BD Source in proportion to all other orders received from customers in the prior 90 days in the event of a shortage of inventory. Sales are F.O.B. point of shipment and title and risk of loss passes to BD Source upon shipment. Payment for purchases of Product by BD Source are due 30 days from shipment. Late payments are subject to a charge of the lower of 1.5% per month or the highest rate permitted by law on the basis of days elapsed.

The Distribution Agreement also provides that BD Source will provide Amnio with information necessary for the development of a physican registry and clinical use database.

The Distribution Agreement permits BD Source to enter into agreements with subcontractors, subject to Amnio’s prior approval.

BD Source may not, during the term of the Distribution Agreement and for 12 months thereafter, promote, market, distribute or sell any product derived from human amnion, chorionic, placental membrane, umbilical cord or other afterbirth or human fetal material, except if Amnio terminates the Distribution Agreement without cause. The Distribution Agreement also contains a non-solicitation prohibition during the term and for 12 months thereafter.

Either party may terminate the Distribution Agreement for cause as described in the Distribution Agreement upon written notice to the other party or upon mutual consent. BD Source will have one year after the termination of the Distribution Agreement to dispose of any Product and only at commercially reasonable prices.

Any disputes arising under the Distribution Agreement must be discussed between the parties for 30 days and thereafter, prior to arbitration, must be submitted to mediation.

The Distribution Agreement also contains confidentiality and indemnification provisions.

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May Employment Agreement

BD Source entered into a three-year employment agreement, dated September 3, 2015, effective August 1, 2015, with Brian May (the “May Employment Agreement”) to serve as its President on a full-time basis. Pursuant to the May Employment Agreement, Mr. May is entitled to the following monthly base salary to be paid bi-monthly: (i) no salary is payable if net sales are less than $50,000 and net profit margin on aggregate sales is less than 35%; (ii) $6,000, if net sales are between $50,000 and $74,999 and net profit margin on aggregate sales is less than 35%, (iii) $9,000, if net sales are between $75,000 and $99,999 and net profit margin on aggregate sales is less than 35%, (iv) $15,000, if net sales are $100,000 or higher and net profit margin on aggregate sales is less than 35%. Mr. May shall also be entitled to a performance bonus at the discretion of BD Source’s board of directors and participation in BD Source’s employee benefit plans.

If Mr. May’s employment is terminated by BD Source without “cause” (as such term is defined in the May Employment Agreement), he will be entitled to one months’ base salary as a severance payment, upon providing BD Source with a general release in accordance with the terms of the May Employment Agreement, which severance shall be Mr. May’s sole remedy for such termination.

The May Employment Agreement contains provisions against the disclosure or use of confidential information, competing with BD Source’s business and soliciting its employees or customers.

The Company agreed to issue 12,500 shares of its common stock to Mr. May within 30 days of the execution and delivery of the May Employment Agreement.

Johnson Employment Agreement

BD Source entered into a three-year employment agreement, dated September 3, 2015, effective August 1, 2015, with Dana Johnson (the “Johnson Employment Agreement”) to serve as its Vice President on a full-time basis. The terms and conditions of the Johnson Employment Agreement are the same as the terms and conditions of the May Employment Agreement.

The Company agreed to issue 12,500 shares of its common stock to Ms. Johnson within 30 days of the execution and delivery of the Johnson Employment Agreement.

For all the terms and conditions of the Distribution Agreement, the May Employment Agreement and the Johnson Employment Agreement described above, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively. All statements made herein concerning the foregoing Agreements are qualified by reference to said Exhibits.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The shares of common stock to be issued by the Company pursuant to the May Employment Agreement and the Johnson Employment Agreement described in Item 1.01 above will be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Distribution Agreement, dated as of August 11, 2015 between Amnio Technology , LLC and BD Source and Distribution Corp.

10.2	Employment Agreement, dated September 3, 2015, between BD Source and Distribution Corp. and Brain May

10.3	Employment Agreement, dated September 3, 2015, between BD Source and Distribution Corp. and Dana Johnson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BESPOKE TRICYCLES, INC.

Date: September 4, 2015	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer

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